UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 9, 2026

Date of Report (Date of earliest event reported)

STREAMEX CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38659	26-4333375
(State	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

2431 Aloma Avenue, Suite 243

Winter Park, Florida 32792

(Address of principal executive offices) (Zip code)

(203) 409-5444

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	STEX	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of a Material Definitive Agreement.

As previously disclosed in Streamex Corp. (the “Company”) Current Report on Form 8-K, filed on January 27, 2026, the Company delivered an irrevocable optional prepayment notice with respect to its secured convertible debentures issued to YA II PN, LTD. (the “Holder”) (the “Yorkville Debentures”). On February 6, 2026, the Holder elected to convert $15,000,000 of principal (with $0 of accrued interest) at a conversion price of $4.00 per share, resulting in the issuance of 3,750,000 shares of common stock. The shares were issued pursuant to an effective registration statement on Form S-3 previously filed by the Company.

Following the expiration of the conversion election period, the Company pre-paid the remaining amounts due under the Yorkville Debentures for an aggregate cash payoff amount of $38,902,740, consisting of $35,000,000 of principal, $3,500,000 of prepayment premium, and $402,740 of accrued interest. Upon payment in full, the Yorkville Debentures were satisfied and the related security interests were released.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 9, 2026, the Company announced that Morgan Lekstrom, the Company’s Co-Founder and Chairman of the Board, has been named Executive Chairman and will join the Company’s executive leadership team.

The Company has not, as of the date of this report, made a determination regarding any material changes to Mr. Lekstrom’s compensation arrangements in connection with his appointment as Executive Chairman. The Company will file an amendment to this Current Report on Form 8-K within four business days after such information is determined or becomes available, if required.

Item 8.01 Other Events

On February 9, 2026, the Company issued a press release announcing (i) the appointment of Morgan Lekstrom as Executive Chairman and (ii) the completed repayment of the Debentures and the cancellation of the SEPA. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Additionally, on February 13, 2026, the Company filed a prospectus supplement to register for resale 2,443,750 shares of its common stock that were previously issued to Terra Capital Natural Resources Fund Pty Ltd. on December 11, 2025.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
5.1	Opinion of Sichenzia Ross Ference Carmel LLP
99.1	Press Release, dated February 9, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 13, 2026	By:	/s/ Karl Henry McPhie
		Name:	Karl Henry McPhie
		Title:	Chief Executive Officer